                                                                    EXHIBIT 11-1

                     CKE RESTAURANTS, INC. AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE


                                                                            FISCAL YEAR ENDED JANUARY 31
                                                              ---------------------------------------------------------
                                                                1997        1996         1995        1994        1993
                                                              --------    --------     --------    --------    --------
                                                                                (In thousands, except per share amounts)
PRIMARY EARNINGS PER SHARE:
Net income (loss) . . . . . . . . . . . . . . . . . . . .      $22,302     $10,952      $ 1,264     $ 3,665    $ (5,507)
                                                              ========    ========     ========    ========    ========
Weighted average number of common shares
  outstanding during the year . . . . . . . . . . . . . .       29,454      27,573       28,169     27,323       27,051

    Incremental common shares attributable to
     exercise of stock options  . . . . . . . . . . . . .          796         312          123         99       441 (1)
    Repurchase and retirement of shares . . . . . . . . .           --          --           --        (42)          --
    Purchase of treasury shares . . . . . . . . . . . . .           --        (108)        (216)        --           --
                                                              --------    --------     --------    --------    --------
                                                                30,250      27,777       28,076     27,380       27,492
                                                              ========    ========     ========    ========    ========

Primary earnings (loss) per share . . . . . . . . . . . .     $    .74    $    .39     $    .05    $    .13    $   (.20)(1)
                                                              ========    ========     ========    ========    ========


                                                                             FISCAL YEAR ENDED JANUARY 31
                                                              ---------------------------------------------------------
                                                                1997        1996         1995        1994        1993
                                                              --------    --------     --------    --------    --------
                                                                    (Amounts in thousands, except per share data )
FULLY DILUTED EARNINGS PER SHARE:
Net income (loss) . . . . . . . . . . . . . . . . . . . .     $ 22,302    $ 10,952     $  1,264    $  3,665    $ (5,507)
                                                              ========    ========     ========    ========    ========

Weighted average number of common shares
  outstanding during the year . . . . . . . . . . . . . .       29,454      27,573       28,169      27,323      27,051

    Incremental common shares attributable to
     exercise of stock options  . . . . . . . . . . . . .          960         554          123         570         501
    Repurchase and retirement of shares . . . . . . . . .           --          --           --         (42)         --
    Purchase of treasury shares . . . . . . . . . . . . .           --        (108)        (216)         --          --
                                                              --------    --------     --------    --------    --------
                                                                30,414      28,019       28,076      27,851      27,552
                                                              ========    ========     ========    ========    ========

Fully diluted earnings (loss) per share . . . . . . . . .     $    .73    $    .39     $    .05    $    .13    $   (.20)(1)
                                                              ========    ========     ========    ========    ========

__________________



(1) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of Accounting Principles Board Opinion No. 15 because it produces an antidilutive effect.